As filed with the Securities And Exchange Commission on October 15, 2002
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Garden Fresh Restaurant Corp.
(Exact name of registrant as specified in its charter)

Delaware	33-0028786
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

15822 Bernardo Center Drive, Suite A
San Diego, CA 92127
(Address of principal executive offices including Zip code)

Garden Fresh Restaurant Corp.
1998 Stock Option Plan
(Full title of the plan)

David W. Qualls
Chief Financial Officer and Secretary
Garden Fresh Restaurant Corp.
15822 Bernardo Center Drive, Suite A
San Diego, CA 92127
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (858) 675-1600

This registration statement, including all exhibits, shall become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

The Garden Fresh Restaurant Corp. 1998 Stock Option Plan

Common Stock Par Value $0.01	500,000	$8.91	$4,455,000	$410

TOTALS	500,000	$8.91	$4,455,000	$410

1	The securities to be registered include options to acquire Common Stock.
2
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on October 14, 2002, as reported on The National Association of Securities Dealers Automated Quotations System.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed by Garden Fresh Restaurant Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(1)  The Company’s Annual Report on Form 10-K containing audited financial statements for the fiscal year ended September 30, 2001, filed on December 27, 2001.

(2)  The Company’s Quarterly Report on Form 10-Q containing unaudited financial statements for the quarter ended December 31, 2001, filed on February 14, 2002.

(3) The Company’s Quarterly Report on Form 10-Q containing unaudited financial statements for the quarter ended March 31, 2002, filed on May 14, 2002.

(4)  The Company’s Quarterly Report on Form 10-Q containing unaudited financial statements for the quarter ended June 30, 2002, filed on August 9, 2002.

(5)  All other reports filed pursuant to Section 13(a) or 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the document referenced in Section (1) above.

(6)  The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A, filed on April 14, 1995 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(7)  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date this registration statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors’ “duty of care.” While the relevant statute does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors’ duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the Sate of Delaware, the Company’s state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.    Exemption From Registration Claimed

Not applicable.

Item 8.    Exhibits

See Exhibit Index.

Item 9.    Undertakings

(a)  Rule 415 Offering

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

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Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Request For Acceleration Of Effective Date Or Filing Of Registration Statement On Form S-8

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on October 15, 2002.

GARDEN FRESH RESTAURANT CORP.

By:	/s/ MICHAEL R. MACK
Michael P. Mack Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY

The officers and directors of Garden Fresh Restaurant Corp. whose signatures appear below, hereby constitute and appoint Michael P. Mack their true and lawful attorney and agent, with full power of substitution, with power to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 15, 2002.

Signature	Title
/s/ MICHAEL P. MACK Michael P. Mack	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

/s/ DAVID W. QUALLS David W. Qualls	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ DAVID NIERENBERG David Nierenberg	Director

/s/ EDGAR F. BERNER Edgar F. Berner	Director

/s/ JOHN M. ROBBINS, JR. John M. Robbins, Jr.	Director

/s/ ROBERT A. GUNST Robert A. Gunst	Director

/s/ MICHAEL M. MINCHIN Michael M. Minchin	Director

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EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form S-8 filed June 16, 1995.

4.2
The Company’s Bylaws are incorporated by reference from the Exhibit with the corresponding number filed with the Company’s registration statement on Form S-1, as amended by Amendment No. 1 to Form S-1 filed on April 19, 1995, Amendment No. 2 to Form S-1 filed May 8, 1995 and Amendment No. 3 to Form S-1 filed on May 15, 1995.

4.3
The Rights Agreement between the Company and Equiserve Trust Company, N. A., dated as of February 15, 2001, is incorporated by reference from the Company’s Form 8-K filed with the SEC on February 15, 2001.

5.1	Opinion of Gray Cary Ware & Freidenrich LLP

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Independent Accountants

24.1	Power of Attorney (included in the signature page to this registration statement)